UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2021

Fuse Group Holding Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202948	47-1017473
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 W. Duarte Rd., Suite 102 Arcadia, CA 91007
(Address of principal executive offices)

(626) 210-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01	Entry Into a Material Definitive Agreement

See the information set forth in Item 1.02, which is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On September 30, 2021, Fuse Group Holding Inc. (the “Company”) and Fuse Biotech, Inc., a wholly owned subsidiary of the Company (the “Buyer”) entered into a Termination Agreement (the “Termination Agreement”) with E-Mo Biotech Holding Inc., a company incorporated under the laws of Nevada (the “E-Mo”), Qiyi Xie, a resident of California (“Xie”), Quan Qinghua, a citizen and resident of China (“Quan”), Jing Li, a citizen and resident of China (“Li”) and HWG Capital Sdn Bhd, a company incorporated under laws of Malaysia (“HWG” and hereinafter collectively with Xie, Quan and Li, the “Sellers”), effective on September 30, 2021.

Pursuant to the Termination Agreement, the parties agreed to terminate the Share Exchange Agreement, which was originally entered into by and among the Company, the Buyer, the Sellers and E-Mo on March 11, 2021 (the “Share Exchange Agreement”). The Company and Buyer originally entered into the Share Exchange Agreement to acquire all the issued and outstanding shares of E-Mo from the Sellers in exchange for 100,000,000 shares of common stock of the Company (the “Share Exchange Transaction”), as disclosed in the Form 8-K filed by the Company on March 17, 2021 and amended on October 1, 2021. Pursuant to the Share Exchange Agreement, the closing of the Share Exchange Transaction (the “Closing”) shall take place at such time and date as the parties shall agree in writing after the Share Exchange Agreement has been executed by the parties and all closing conditions have been fulfilled or waived. The Share Exchange Agreement may be terminated and the transactions contemplated thereof may be abandoned at any time before the Closing by written notice of the Seller who holds majority equity interest of E-Mo or the Buyer to the other parties. The Share Exchange Transaction has not been closed as the closing conditions have not been fully fulfilled or waived. Pursuant to the Termination Agreement, the parties agreed to terminate the Share Exchange Agreement and waive all rights to notice of termination as may be otherwise provided under the Share Exchange Agreement or applicable laws.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of responses to comments from the staff of the Securities and Exchange Commission (“SEC”), Division of Corporate Finance, Fuse Group Holding Inc. (the “Company”), on management’s recommendation and after discussion with Prager Metis CPAs, LLP (“Prager Metis”), the Company’s independent registered public accounting firm, concluded on September 30, 2021 that the financial statements for each of the three months ended June 30, 2021 and March 31, 2021, as presented in our Quarterly Reports on Form 10-Q, should no longer be relied upon due to the accounting issue set forth below.

The accounting issue relates to the reclassification of 14,285,715 shares issued as prepayment for acquisition of mining rights for $1,000,000 to a deduction from stockholder’s equity in accordance with SAB Topic 4:E.

Accordingly, the Company will restate its financial statements for each of the three month periods ended June 30, 2021 and March 31, 2021, by disclosing the effect of these errors in an amended Form 10-Q for each of the three months ended June 30, 2021 and March 31, 2021, respectively.

The Company’s Board of Directors and executive officers have discussed the above matters with Prager Metis.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Termination Agreement by and Among Fuse Group Holding Inc., Fuse Biotech, Inc., E-Mo Biotech Holding Inc., Qiyi Xie, Quan Qinghua, Jing Li and HWG Capital Sdn Bhd dated on September 30, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Group Holding Inc.

Date: October 1, 2021	By:	/s/ Umesh Patel
Umesh Patel
Chief Executive Officer